Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION,
July 25, 2006	CONTACT: David D. Brown
(276) 326-9000
First Community Bancshares, Inc. Announces Record Second Quarter and Year-to-Date Earnings
Bluefield, Virginia – First Community Bancshares, Inc. (NASDAQ: FCBC) (www.fcbinc.com) today reported record earnings of $7.3 million for the second quarter of 2006, or $0.65 diluted earnings per share. This represents an 18% increase over second quarter 2005 earnings of $6.2 million, or $0.55 diluted earnings per share. Return on average assets for the second quarter of 2006 was 1.47%, compared to 1.31% for the second quarter of 2005. Return on average equity for the second quarter of 2006 was 14.74%, compared to 13.19% for the same period in 2005.
Year-to-date earnings were $14.1 million, or $1.25 diluted earnings per share, a 16% increase over the same period of 2005. Return on average assets for the period was 1.45% and return on average equity was 14.42% for the period.
During the second quarter, the Bank sold its Drakes Branch, Virginia branch location. The transaction resulted in a net deposit premium of approximately $702 thousand. The branch sale was the second of three divestitures determined by an evaluation of the branch network. The branch held approximately $16.4 million in deposits and customer repurchase agreements and approximately $1.9 million in loans.
Operations for the most recent quarter were improved through a 5.4% reduction in total operating costs compared to the corresponding quarter in 2005. The cost reductions are the result of the Company’s initiatives for achieving greater efficiency which have led to an 11% reduction in full-time equivalent employees since year-end 2005. Total salaries and benefits decreased $670 thousand between second quarter 2005 and 2006, and decreased $1.1 million compared to first quarter 2006.
Provision for loan losses was down $262 thousand and $545 thousand for the three- and six-month periods in 2006 compared with the preceding year. These reductions reflect continued improvement in overall asset quality and improving metrics utilized within the allowance methodology. Other financial highlights are as follows:
Financial Highlights
Second Quarter 2006
•	Interest income was $30.0 million, an improvement of $3.2 million, or 12%, over second quarter 2005. The increase was due primarily to increases in benchmark interest rates.
•	Net interest income was down from the second quarter of 2005 due to increases in interest expense. Second quarter interest expense was $3.6 million, or 43%, greater than 2005. On a linked-quarter basis, interest expense increased almost $1 million. Despite the growing interest costs, tax-equivalent net interest margin was 4.28%, down slightly from 4.32% for the first quarter of 2006, and from 4.51% for the second quarter of 2005.
•	Non-interest income was $5.5 million. Excluding the gain from the branch sale, non-interest income was $4.8 million compared to $4.6 million a year ago, a 5.4% increase. Service charges on deposit accounts increased $32 thousand, and other service charges and fees increased $40 thousand. The sale of the Drakes Branch, Virginia, banking office resulted in gains of approximately $702 thousand.
•	Non-interest expense for the second quarter was $12.6 million, a decrease of $745 thousand from last quarter and $713 thousand from second quarter of 2005. The decreases can be attributed to the extensive cost-savings measures implemented by the Company during the past three quarters. Salaries and benefits decreased $1.1 million from last quarter and $670 thousand from second quarter of 2005. Excluding the effects of the branch sale gains and non-recurring charge-offs, the efficiency ratio was 50.5% compared to 54.6% in 2005.
•	Credit quality remains sound with total delinquencies as a percent of total loans at 0.45% at June 30, 2006, compared to 0.60% at June 30, 2005 and 0.79% at December 31, 2005. The ratio of allowance for loan losses as a percent of loans held for investment was 1.12% compared to 1.23% at June 30, 2005. The provision for loan losses was $811 thousand compared to $1.1 million. Net charge-offs were $898 thousand compared to $1.2 million for second quarter 2005.
•	During the second quarter, the board of directors declared a dividend to stockholders of twenty-six cents ($0.26). The dividend represents an increase of 2.0% over the $0.255 per share paid in the second quarter of 2005. 2006 is projected to be the 15th consecutive year of dividend increases to stockholders. Dividends have increased at an average annual rate of over 10% since 1991. The second quarter dividend yield was 3.2% based on the quarter-end market value.
Year-to-Date 2006
•	Interest income grew $7.0 million, or 13%, compared to the same period of 2005. Tax-equivalent net interest margin was 4.30% compared to 4.49%.
•	Non-interest income was $10.7 million, an increase over prior year of $2.4 million, or 29%. The bulk of the increase was due to gains realized from the branch sale and a first quarter recovery from a previous fraud loss. Service charges on deposit accounts increased 6.3%, and other service charges, commissions and fees increased 9.1%.
•	Compared to prior year, non-interest expense increased only slightly to $25.9 million. The Company’s expense control measures are the major reason behind the flat non-interest expense compared to the prior year period. Excluding the effects of the non-recurring income and expense items, the efficiency ratio year-to-date was 53.4% compared to 54.8% in 2005.

•	The provision for loan losses was $1.2 million compared to $1.8 for the first six months of 2005. Net charge-offs were $1.2 million compared to $1.7 million. Non-performing loans decreased to $2.9 million, a $457 thousand improvement from year-end 2005 and $1.2 million from June 30, 2005. Non-performing loans as a percentage of loans held for investment were 0.22% compared to 0.25% at December 31, 2005, and 0.32% at June 30, 2005.
•	Since year-end 2005, consolidated assets have increased $27.1 million, a 2.8% annualized growth rate, to $1.98 billion compared to $1.95 billion.
•	Total stockholders’ equity for the Company was $197.9 million, resulting in a book value per common share outstanding of $17.71 compared to $194.5 million and $17.29 per common share at December 31, 2005.
The Company will host an investor and media teleconference and webcast on Wednesday, July 26, 2006 at 11:00 a.m. To access the teleconference, the toll-free number to call is (877) 407-8031. Alternatively, individuals may listen to the live or archived webcast of the conference call. To listen to the webcast, visit www.fcbinc.com and follow the link under the Current News Releases section. The Company’s press release and financial summary will be available in this section, as well. Copies of the Company’s second quarter 2006 earnings press release and financial summary will also be made available upon request via fax, email or postal service mail. To request a copy, contact Dave Brown at (800) 425-0839.
First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $1.98 billion bank holding company and is the parent company of First Community Bank, N. A. First Community Bank, N. A. operates through fifty-nine banking locations and six wealth management offices in the four states of Virginia, West Virginia, North Carolina and Tennessee. First Community Bank, N. A. is also the parent of Stone Capital Management, Inc., a SEC registered investment advisory firm, which offers wealth management and investment advice. The Company also offers wealth management services through its Trust & Financial Services Division, which as of June 30, 2006, managed assets with a market value of $478 million. First Community Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “FCBC”. Additional investor information can be found on the Internet at www.fcbinc.com.
This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

First Community Bancshares, Inc.
Consolidated Statements of Income
(Dollars in Thousands, Except Share and Per Share Data)(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2006	2005	2006	2005
Interest	Interest and fees on loans held for investment	$24,506	$22,192	$48,431	$42,920
Income	Interest on securities-taxable	3,224	2,555	6,101	4,851
	Interest on securities-nontaxable	1,816	1,865	3,642	3,814
	Interest on federal funds sold and deposits	479	178	774	393

	Total interest income	30,025	26,790	58,948	51,978

Interest	Interest on deposits	8,326	5,547	15,973	10,509
Expense	Interest on borrowings	3,526	2,721	6,737	5,194

	Total interest expense	11,852	8,268	22,710	15,703

	Net interest income	18,173	18,522	36,238	36,275
	Provision for loan losses	811	1,073	1,219	1,764

	Net interest income after provision for loan losses	17,362	17,449	35,019	34,511

Non-Interest	Wealth management income	732	793	1,415	1,482
Income	Service charges on deposit accounts	2,655	2,623	5,072	4,771
	Other service charges, commissions and fees	711	671	1,451	1,330
	(Loss) gain on sale of securities	(94)	121	66	143
	Other operating income	1,516	362	2,664	566

	Total non-interest income	5,520	4,570	10,668	8,292

Non-Interest	Salaries and employee benefits	6,782	7,452	14,683	14,770
Expense	Occupancy expense of bank premises	1,011	968	2,051	1,911
	Furniture and equipment expense	858	813	1,708	1,597
	Amortization of intangible assets	144	111	234	221
	Other operating expense	3,793	3,957	7,245	7,298

	Total non-interest expense	12,588	13,301	25,921	25,797

	Income from continuing operations before income taxes	10,294	8,718	19,766	17,006
	Income tax expense continuing operations	3,002	2,494	5,630	4,731

	Income from continuing operations	7,292	6,224	14,136	12,275

	Loss from discontinued operations before tax	—	(39)	—	(170)
	Income tax benefit from discontinued operations	—	(15)	—	(66)

	Loss from discontinued operations	—	(24)	—	(104)

	Net income	$7,292	$6,200	$14,136	$12,171

	Basic earnings per common share (EPS)	$0.65	$0.55	$1.26	$1.08
	Diluted earnings per common share (DEPS)	$0.65	$0.55	$1.25	$1.07
	Weighted Average Shares Outstanding:
	Basic	11,201,052	11,273,724	11,216,940	11,266,648
	Diluted	11,258,581	11,344,480	11,277,032	11,341,847
	For the period:
	Return on average assets	1.47%	1.31%	1.45%	1.31%
	Return on average equity	14.74%	13.19%	14.42%	13.09%
	Return on average tangible equity	21.61%	19.87%	21.14%	19.77%
	Cash dividends per share	$0.26	$0.255	$0.52	$0.51
	At period end:
	Book value per share	$17.71	$16.83	$17.71	$16.83
	Market value	$32.99	$32.50	$32.99	$32.50

First Community Bancshares, Inc.
Quarterly Performance Summary
Income Statements
(Dollars in Thousands Except Share and Per Share Data)(Unaudited)

		As of and for the Quarter Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2006	2006	2005	2005	2005
Interest	Interest and fees on loans held for investment	$24,506	$23,925	$23,720	$23,263	$22,192
Income	Interest on securities-taxable	3,224	2,877	3,322	2,904	2,555
	Interest on securities-nontaxable	1,816	1,826	1,854	1,783	1,865
	Interest on federal funds sold and deposits	479	295	341	343	178

	Total interest income	30,025	28,923	29,237	28,293	26,790

Interest	Interest on deposits	8,326	7,647	7,225	6,296	5,547
Expense	Interest on borrowings	3,526	3,211	3,380	3,276	2,721

	Total interest expense	11,852	10,858	10,605	9,572	8,268

	Net interest income	18,173	18,065	18,632	18,721	18,522
	Provision for loan losses	811	408	882	1,060	1,073

	Net interest income after provision for loan losses	17,362	17,657	17,750	17,661	17,449

Non-Interest	Wealth management income	732	683	716	757	793
Income	Service charges on deposit accounts	2,655	2,417	2,664	2,660	2,623
	Other service charges, commissions and fees	711	740	723	733	671
	(Loss) gain on sale of securities	(94)	160	74	536	121
	Other operating income	1,516	1,148	4,804	346	362

	Total non-interest income	5,520	5,148	8,981	5,032	4,570

Non-Interest	Salaries and employee benefits	6,782	7,901	7,450	7,260	7,452
Expense	Occupancy expense of bank premises	1,011	1,040	992	1,000	968
	Furniture and equipment expense	858	850	1,154	855	813
	Amortization of intangible assets	144	90	102	112	111
	Prepayment penalties on FHLB advances	—	—	3,794	—	—
	Other operating expense	3,793	3,452	3,184	3,891	3,957

	Total non-interest expense	12,588	13,333	16,676	13,118	13,301

	Income before income taxes-continuing operations	10,294	9,472	10,055	9,575	8,718
	Income tax expense-continuing operations	3,002	2,628	2,819	2,641	2,494

	Income from continuing operations	7,292	6,844	7,236	6,934	6,224

	Loss before tax-discontinued operations	—	—	(27)	(36)	(39)
	Income tax benefit -discontinued operations	—	—	(11)	(14)	(15)

	Loss from discontinued operations	—	—	(16)	(22)	(24)

	Net income	$7,292	$6,844	$7,220	$6,912	$6,200

Per	Basic EPS	$0.65	$0.61	$0.64	$0.61	$0.55
Share	Diluted EPS	$0.65	$0.61	$0.64	$0.61	$0.55
Data	Basic EPS from continuing operations	$0.65	$0.61	$0.64	$0.61	$0.55
	Diluted EPS from continuing operations	$0.65	$0.61	$0.64	$0.61	$0.55
	Cash dividends per share	$0.26	$0.26	$0.255	$0.255	$0.255
	Weighted Average Shares Outstanding:
	Basic	11,201,052	11,233,005	11,268,496	11,275,156	11,273,724
	Diluted	11,258,581	11,311,743	11,340,526	11,342,912	11,344,480
	Actual shares outstanding at period end	11,176,455	11,214,584	11,251,803	11,273,248	11,274,391
	Book Value per share at period end	$17.71	$17.49	$17.29	$17.15	$16.83
	Market Value per share at period end	$32.99	$31.98	$31.16	$29.34	$32.50

First Community Bancshares, Inc.
Quarterly Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
	(Dollars in thousands)
Cash and due from banks	$43,620	$46,953	$46,872	$48,122	$43,415
Interest-bearing deposits with banks	29,714	59,005	10,667	47,822	64,488
Securities available for sale	405,761	396,691	404,381	410,057	366,981
Securities held to maturity	20,641	22,789	24,173	24,723	29,854
Loans held for sale	1,293	848	1,274	1,377	1,075
Loans held for investment, net of unearned income	1,318,943	1,329,666	1,331,039	1,321,221	1,296,728
Less allowance for loan losses	14,710	14,797	14,736	14,486	15,984

Net loans	1,304,233	1,314,869	1,316,303	1,306,735	1,280,744
Premises and equipment	35,888	35,636	34,993	35,640	35,796
Other real estate owned	910	867	1,400	1,690	975
Interest receivable	10,179	10,664	10,232	10,175	9,476
Intangible assets	60,883	61,028	61,119	61,287	61,399
Other assets	66,510	39,512	41,069	39,886	41,055

Total Assets	$1,979,632	$1,988,862	$1,952,483	$1,987,514	$1,935,258

Deposits:
Demand	$253,664	$246,521	$230,542	$237,455	$235,217
Interest-bearing demand	139,861	149,039	144,314	152,331	150,112
Savings	344,436	362,677	355,184	375,027	350,189
Time	675,165	683,853	675,904	681,225	662,381

Total Deposits	1,413,126	1,442,090	1,405,944	1,446,038	1,397,899
Interest, taxes and other liabilities	14,938	15,471	16,153	15,169	15,122
Federal funds purchased	—	—	82,500	—	—
Securities sold under agreements to repurchase	149,507	131,009	124,154	125,739	125,285
FHLB and other indebtedness	204,158	204,192	129,231	207,180	207,231

Total Liabilities	1,781,729	1,792,762	1,757,982	1,794,126	1,745,537

Common stock, $1 par value	11,499	11,499	11,496	11,496	11,496
Additional paid-in capital	108,602	108,629	108,573	108,606	108,639
Retained earnings	91,136	86,755	82,828	78,484	74,444
Treasury stock, at cost	(10,097)	(8,934)	(7,625)	(6,897)	(6,864)
Accumulated other comprehensive income (loss)	(3,237)	(1,849)	(771)	1,699	2,006

Total Stockholders’ Equity	197,903	196,100	194,501	193,388	189,721

Total Liabilities and Stockholders’ Equity	$1,979,632	$1,988,862	$1,952,483	$1,987,514	$1,935,258

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
	(Dollars in thousands)
Ratios
Return on average assets	1.47%	1.42%	1.44%	1.40%	1.31%
Return on average equity	14.74%	14.09%	14.69%	14.23%	13.19%
Return on average tangible equity	21.61%	20.42%	21.58%	21.08%	19.87%
Net interest margin	4.28%	4.32%	4.27%	4.33%	4.51%
Efficiency Ratio for the quarter (a)	50.49%	56.38%	52.65%	53.23%	54.57%
Efficiency Ratio year-to-date (a)	53.39%	56.38%	53.83%	54.23%	54.75%
Equity as a percent of total assets at end of period	10.00%	9.86%	9.96%	9.73%	9.80%
Average earning assets as a percentage of average total assets	90.55%	91.39%	92.12%	92.09%	91.95%
Average loans as a percentage of average deposits	92.87%	94.23%	92.34%	92.94%	92.48%

Average Balances
Investments	$427,085	$426,953	$464,713	$444,720	$416,279
Loans	1,328,768	1,335,080	1,326,858	1,320,434	1,299,358
Earning Assets	1,797,214	1,790,870	1,826,221	1,804,504	1,739,147
Total Assets	1,984,741	1,959,600	1,982,411	1,959,583	1,891,333
Deposits	1,430,785	1,416,895	1,436,927	1,420,799	1,405,086
Interest-bearing deposits	1,190,489	1,185,265	1,202,972	1,187,958	1,176,779
Borrowings	340,694	330,621	334,917	331,142	284,562
Interest-bearing Liabilities	1,531,183	1,515,886	1,537,889	1,519,100	1,461,341
Equity	198,440	196,998	195,051	192,648	188,532
Tax-equivalent Net Interest Income	19,161	19,059	19,641	19,691	19,535

(a) Excludes securities gains/losses, intangible amortization, foreclosed property expenses, non-recurring income and expense items, and includes tax equivalency adjustment.

First Community Bancshares, Inc.
Selected Financial Information
(Unaudited)

	As of and for the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2006	2006	2005	2005	2005
	(Dollars in thousands)
Asset Quality Analysis:
Allowance for Loan Losses:
Beginning balance	$14,797	$14,736	$14,486	$15,984	$16,543
Provision for Loan Losses	811	408	882	1,060	1,073
Charge-offs	(1,389)	(715)	(1,417)	(3,037)	(1,638)
Recoveries	491	368	785	479	398

Net charge-offs	(898)	(347)	(632)	(2,558)	(1,240)
Reclassification of allowance for lending-related commitments	—	—	—	—	(392)

Ending balance	$14,710	$14,797	$14,736	$14,486	$15,984

Nonperforming Assets:
Nonaccrual loans	$2,937	$2,517	$3,383	$5,417	$4,132
Foreclosed real estate	910	867	1,400	1,690	975
Repossessions	3	8	55	14	29
Loans 90 days or more past due and still accruing	—	—	11	—	—

Nonperforming assets	$3,850	$3,392	$4,849	$7,121	$5,136

Asset Quality Ratios:
Nonaccrual loans and leases as a percentage of loans held for investment	0.22%	0.19%	0.25%	0.41%	0.32%
Nonperforming assets as a percentage of:
Total assets	0.19%	0.17%	0.25%	0.36%	0.27%
Loans held for investment plus foreclosed property	0.29%	0.25%	0.36%	0.54%	0.40%
Annualized net charge-offs as a % of average loans held for investment	0.27%	0.10%	0.19%	0.77%	0.38%
Allowance for loan losses as a percentage of loans held for investment	1.12%	1.11%	1.11%	1.10%	1.23%
Ratio of allowance for loan losses to nonaccrual loans	5.01	5.88	4.36	2.67	3.87

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Three Months Ended June 30,
	2006			2005
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,327,278	$24,487	7.40%	$1,296,274	$22,175	6.86%
Tax-Exempt	1,490	30	8.08%	3,084	28	3.64%

Total	1,328,768	24,517	7.40%	1,299,358	22,203	6.85%
Securities Available for Sale
Taxable	257,838	3,218	5.01%	243,680	2,548	4.19%
Tax-Exempt	147,869	2,367	6.42%	141,932	2,247	6.35%

Total	405,707	5,585	5.52%	385,612	4,795	4.99%
Held to Maturity Securities
Taxable	388	5	5.17%	401	4	4.00%
Tax-Exempt	20,990	427	8.16%	30,266	624	8.27%

Total	21,378	432	8.11%	30,667	628	8.21%
Interest-bearing Deposits with Banks	41,361	479	4.65%	23,510	180	3.07%

Total Earning Assets	1,797,214	$31,013	6.92%	1,739,147	$27,806	6.41%
Other Assets	187,527			152,186

Total	$1,984,741			$1,891,333

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$148,502	$111	0.30%	$155,841	$98	0.25%
Savings Deposits	355,826	1,761	1.99%	358,811	836	0.93%
Time Deposits	686,161	6,454	3.77%	662,127	4,613	2.79%
Fed Funds Purchased & Repurchase Agreements	136,522	1,142	3.36%	125,415	645	2.06%
FHLB Borrowings & Other Long-term Debt	204,172	2,384	4.68%	159,147	2,079	5.24%

Total Interest-bearing Liabilities	1,531,183	11,852	3.10%	1,461,341	8,271	2.27%
Noninterest-bearing Demand Deposits	240,296			228,307
Other Liabilities	14,822			13,153
Stockholders’ Equity	198,440			188,532

Total	$1,984,741			$1,891,333

Net Interest Income		$19,161			$19,535

Net Interest Rate Spread (3)			3.82%			4.14%

Net Interest Margin (4)			4.28%			4.51%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.

First Community Bancshares, Inc.
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited)

	Six Months Ended June 30,
	2006			2005
			Yield/			Yield/
	Average	Interest	Rate	Average	Interest	Rate
	Balance	(1)	(1)	Balance	(1)	(1)
	(Dollars in thousands)
Earning Assets
Loans
Held for Investment (2)
Taxable	$1,330,375	$48,391	7.34%	$1,276,295	$42,848	6.77%
Tax-Exempt	1,531	62	8.17%	3,751	111	5.97%

Total	1,331,906	48,453	7.34%	1,280,046	42,959	6.77%
Securities Available for Sale
Taxable	254,702	6,091	4.82%	241,929	4,843	4.04%
Tax-Exempt	149,991	4,726	6.35%	142,672	4,580	6.47%

Total	404,693	10,817	5.39%	384,601	9,423	4.94%
Held to Maturity Securities
Taxable	389	10	5.18%	404	8	3.99%
Tax-Exempt	21,938	876	8.05%	31,346	1,288	8.29%

Total	22,327	886	8.00%	31,750	1,296	8.23%
Interest-bearing Deposits with Banks	35,134	774	4.44%	27,119	393	2.92%

Total Earning Assets	1,794,060	$60,930	6.85%	1,723,516	$54,071	6.33%
Other Assets	178,179			151,065

Total	$1,972,239			$1,874,581

Interest-bearing Liabilities
Interest-bearing Demand Deposits	$147,490	$217	0.30%	$154,589	$190	0.25%
Savings Deposits	357,804	3,393	1.91%	367,467	1,705	0.94%
Time Deposits	682,598	12,364	3.65%	647,489	8,614	2.68%
Fed Funds Purchased & Repurchase Agreements	133,566	2,103	3.18%	127,373	1,206	1.91%
FHLB Borrowings & Other Long-term Debt	202,118	4,633	4.62%	151,921	3,988	5.29%

Total Interest-bearing Liabilities	1,523,576	22,710	3.01%	1,448,839	15,703	2.19%
Noninterest-bearing Demand Deposits	235,987			224,028
Other Liabilities	14,953			14,260
Stockholders’ Equity	197,723			187,454

Total	$1,972,239			$1,874,581

Net Interest Income		$38,220			$38,368

Net Interest Rate Spread (3)			3.84%			4.14%

Net Interest Margin (4)			4.30%			4.49%

(1)	Fully taxable equivalent at the rate of 35%.

(2)	Non-accrual loans are included in average balances outstanding but with no related interest income during the period of non-accrual.

(3)	Represents the difference between the yield on earning assets and cost of funds.

(4)	Represents tax equivalent net interest income divided by average earning assets.